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                                                                 EXHIBIT 99.2

                          [LETTERHEAD OF UBS WARBURG LLC]



Board of Directors
Pharmacopeia, Inc.
CN 5350
Princeton, New Jersey  08543

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Pharmacopeia, Inc. ("Pharmacopeia") as Appendix 2 to the Proxy Statement/Prospectus of Pharmacopeia and Eos Biotechnology, Inc. ("Eos") included in the Registration Statement on Form S-4 of Pharmacopeia relating to the proposed merger transaction involving Pharmacopeia and Eos and reference thereto in such Proxy Statement/Prospectus under the captions "SUMMARY - The Merger - Opinion of Pharmacopeia's Financial Advisor" and "THE MERGER - Opinion of Pharmacopeia's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                                      /s/ UBS Warburg LLC
                                                      ---------------------
                                                      UBS WARBURG LLC





October 1, 2001